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Strong Wireless Gains, Sound Operational Execution Highlight AT&T’s Third Quarter;
Results Led by 2.4 Million iPhone 3G Activations,
Rapid Wireless Data Growth

▪	$0.55 reported earnings per diluted share versus $0.50 in the year-earlier quarter

▪
$0.67 adjusted earnings per diluted share – which includes $0.10 of pressure generated by strong performance from the Apple iPhone 3G initiative and $0.02 from hurricane-related expenses – compared with $0.71 in the third quarter of 2007

▪
2.4 million iPhone 3G devices activated in the quarter, approximately 40 percent of them to wireless customers who were new to AT&T; iPhone 3G delivering high-value subscribers with significantly higher ARPU and lower churn than postpaid subscriber average

▪	2.0 million net gain in total wireless subscribers to reach 74.9 million in service

▪	1.7 million net gain in retail postpaid wireless subscribers, up nearly 40 percent versus year-earlier third quarter; largest total for any quarter in AT&T’s history

▪	50.5 percent growth in wireless data revenues from Internet access, messaging, e-mail and related services; total wireless revenues up 15.4 percent

▪	Strong ramp in AT&T U-verse TV subscribers, with a net subscriber gain of 232,000 to reach 781,000 in service; solidly on track to exceed 1 million subscribers in service by the end of 2008

▪
16.2 percent increase in wireline IP data revenues driven by expansion in AT&T U-verseSM services and growth in business products such as Virtual Private Networks (VPNs), managed Internet services and hosting

▪	Major turnaround and return to growth in wholesale revenues, reflecting solid demand from wireless carriers, Internet service providers and other customers

Note: AT&T’s third-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. ET on Wednesday, Oct. 22, 2008, at www.att.com/investor.relations.

DALLAS, Oct. 22, 2008 — AT&T Inc. (NYSE:T) today reported third-quarter results that are highlighted by strong wireless gains and stable trends in business services, including continued double-digit IP data growth and a major turnaround in wholesale revenue growth.

Wireless growth was driven by a significant step up in retail postpaid subscriber additions, continued rapid adoption of wireless data services and robust demand for integrated devices, led by the Apple iPhone 3G. Activations of the iPhone 3G — which was launched in the United States as an AT&T exclusive on July 11 — totaled 2.4 million in the quarter, approximately 40 percent of them to new wireless AT&T customers.

“I am particularly pleased with the customer response to the iPhone 3G,” said Randall Stephenson, AT&T chairman and chief executive officer. “The new customers we’re winning are high-value, with attractive revenue and churn profiles. We’re expanding the market, as users adopt more data and media-rich services and access a wide array of applications. These achievements are positive for the future of our business.

“Across our operations, AT&T continues to execute and deliver solid results. In wireless, we posted a record postpaid subscriber gain. Trends in business services continue to be stable, with a major turnaround in wholesale revenue growth. AT&T U-verse video gains continue to accelerate, helping transform our consumer business.

“There are a number of things that set AT&T apart. Our company has premier assets, a sound balance sheet, solid cash flow and an excellent record of returning value to shareowners. These fundamentals, combined with an intense focus on execution, provide a solid foundation for AT&T’s future.”

Reported Results
For the quarter ended Sept. 30, 2008, AT&T’s consolidated revenues totaled $31.3 billion, up 4.0 percent versus reported results in the year-earlier quarter and up 3.3 percent compared with third-quarter 2007 pro forma revenues, which exclude merger-related accounting impacts on directory revenues.

Consolidated revenue growth was driven by 15.4 percent growth in wireless revenues and a 16.2 percent increase in wireline IP data revenues, which includes AT&T U-verse services and business offerings such as VPNs, managed Internet services and hosting. Gains in these areas more than offset pressures in the macro-environment and a decline in wireline consumer voice, which was consistent with trends in recent quarters.

Compared with results for the year-earlier quarter, AT&T’s reported operating expenses for the third quarter of 2008 were $25.7 billion versus $24.8 billion; reported operating income was $5.6 billion, up from $5.3 billion; and AT&T’s reported operating income margin was 17.9 percent, up from 17.6 percent.

AT&T’s reported third-quarter 2008 net income totaled $3.2 billion, up from $3.1 billion in the year-earlier quarter, and reported earnings per diluted share totaled $0.55, up from $0.50 in the third quarter of 2007.

Adjusted Results
AT&T’s adjusted results for the third quarter of 2008 exclude noncash merger-related amortization expenses. For the third quarter of 2007, adjusted results excluded merger integration costs, merger-related amortization expenses and a merger-related directory accounting effect.

Compared with results for the year-earlier quarter, AT&T’s adjusted operating expenses for the third quarter of 2008 totaled $24.6 billion versus $23.1 billion; adjusted operating income was $6.7 billion, compared with $7.2 billion; and AT&T’s adjusted operating income margin was 21.4 percent versus 23.7 percent. AT&T’s adjusted third-quarter 2008 net income totaled $3.9 billion versus $4.3 billion in the year-earlier quarter, and adjusted earnings per diluted share totaled $0.67, compared with $0.71 in the third quarter of 2007.

iPhone 3G Impacts and Hurricane-Related Expenses
AT&T’s third-quarter 2008 reported and adjusted margins and earnings reflect revenue growth and continued progress with previously outlined cost initiatives, offset by hurricane-related expenses and effects on wireless results from the iPhone 3G. Impacts from the company’s iPhone 3G initiative reduced pretax third-quarter earnings by approximately $900 million or $0.10 per share, and costs related to hurricanes reduced pretax earnings by approximately $145 million or $0.02 per share.

Based on third-quarter customer response, AT&T is optimistic regarding continued strong iPhone 3G activations and is confident in the long-term value created by this investment in acquiring high-value, data-centric wireless subscribers. As a result, AT&T expects its dilution associated with the iPhone 3G will run above its previous expectation, and AT&T now expects, depending on volumes, its full-year 2008 wireless service OIBDA margin to be better than 37 percent versus its previous outlook of 39 percent to 40 percent. AT&T expects its full-year adjusted consolidated operating income margin to be approximately 23 percent versus its previous outlook of approximately 24 percent.

Cash From Operations
AT&T’s cash from operating activities for the third quarter of 2008 totaled $9.3 billion, capital expenditures totaled $5.3 billion and free cash flow (cash from operations minus capital expenditures) totaled $4.0 billion. Through the first three quarters of 2008, cash from operating activities totaled $22.8 billion, capital expenditures totaled $14.8 billion and free cash flow totaled $7.9 billion. AT&T continues to expect full-year 2008 capital expenditures in the mid-teens as a percentage of total revenues and expects full-year 2008 free cash flow of approximately $14 billion.

Through the first three quarters of 2008, dividends paid totaled $7.2 billion, shares repurchased totaled 164.2 million for $6.1 billion and AT&T ended the third quarter with 5.9 billion shares outstanding.

Wireless Operational Highlights
AT&T delivered strong wireless growth in the third quarter, powered by a significant step up in retail postpaid subscriber gains, robust iPhone 3G activations and continued rapid growth in advanced data services. Highlights include the following:

Strongest Postpaid Net Add Quarter in Company’s History. In the third quarter, AT&T posted the largest postpaid net subscriber gain for any quarter in its history. Retail postpaid net subscriber additions of 1.7 million were up nearly 40 percent versus results in the year-earlier third quarter and accounted for more than 85 percent of AT&T’s 2.0 million total wireless net adds. Total monthly subscriber churn in the third quarter was 1.7 percent, flat with results for the year-earlier quarter, and postpaid churn was 1.2 percent, down from 1.3 percent in the third quarter of 2007.

2.4 Million Apple iPhone 3G Activations. Postpaid subscriber growth was boosted by the dramatic market success of the iPhone 3G. Third-quarter activations of the iPhone 3G totaled 2.4 million, approximately 40 percent to customers who were new to AT&T. AT&T’s iPhone exclusive has delivered high-value subscribers with ARPU (average monthly revenues per subscriber) approximately 1.6 times higher and churn rates significantly lower than the company’s overall postpaid subscriber base. The iPhone and other integrated devices are key to AT&T’s success in expanding flow share of high-value subscribers. During the third quarter, more than two-thirds of the company’s postpaid net adds came from customers choosing an integrated device, and 22.0 percent of AT&T’s postpaid wireless subscribers now have an integrated device, up from 10.5 percent one year earlier.

50.5 Percent Wireless Data Revenue Growth. AT&T’s wireless data revenues grew 50.5 percent versus the year-earlier quarter to $2.7 billion, reflecting strong increases in areas such as Internet access, messaging, e-mail and related services. Wireless Internet access revenues more than doubled versus results for the year-earlier quarter, and multimedia message volumes were also more than double third-quarter 2007 levels.

15.4 Percent Total Wireless Revenue Growth. Driven by subscriber gains and data growth, AT&T’s total wireless revenues increased 15.4 percent to $12.6 billion, and wireless service revenues, which exclude handset and accessory sales, grew 14.3 percent to $11.3 billion. Retail postpaid subscriber ARPU was $58.99, up 2.6 percent versus the year-earlier third quarter.

Wireless Margins. On a reported basis, third-quarter wireless operating expenses totaled $10.2 billion, operating income was $2.4 billion and AT&T’s wireless operating income margin was 18.9 percent versus 18.0 percent in the year-earlier third quarter. On an adjusted basis, third-quarter wireless operating expenses totaled $9.7 billion, operating income was $2.9 billion and AT&T’s wireless operating income margin was 22.8 percent versus 26.4 percent in the year-earlier third quarter. AT&T’s third-quarter wireless OIBDA service margin was 33.5 percent versus an unadjusted 37.3 percent and an adjusted 39.1 percent in the year-earlier quarter. In addition to operational improvements, year-over-year margin comparisons reflect approximately $900 million of pressure associated with the iPhone 3G and approximately $55 million of expenses due to hurricanes. Without the iPhone and hurricane impacts, AT&T’s third-quarter wireless OIBDA service margin would have been approximately 42 percent. (OIBDA service margin is operating income before depreciation and amortization, divided by total service revenues.)

Wireline Operational Highlights

AT&T’s third-quarter wireline results were highlighted by continued strong double-digit growth in IP-based data revenues, a substantial turnaround in wholesale revenues and a further ramp in AT&T U-verse TV subscribers. Highlights include the following:

Strength in Business. AT&T’s total business revenues — comprised of enterprise, regional and wholesale customer categories — grew 0.3 percent versus the year-earlier quarter to $11.5 billion. In the third quarter, AT&T delivered a return to growth in wholesale revenues, extending a major turnaround of trends in this category over the past year. Wholesale revenues totaled $3.5 billion, up 0.8 percent sequentially and 0.7 percent versus the year-earlier quarter. Regional business revenues increased 0.7 percent sequentially and 2.3 percent versus the year-earlier quarter to $3.2 billion. Regional business data revenues grew 8.4 percent year over year, led by Ethernet and IP data services, including managed Internet and VPNs. IP data and Ethernet, which made up 53.6 percent of AT&T’s regional business data revenues, grew 18.9 percent versus the year-earlier third quarter. Enterprise revenues totaled $4.7 billion, up 0.8 percent sequentially and down 1.4 percent versus the year-earlier quarter, reflecting solid sales results with some pressures on voice and data transport volumes. Enterprise fundamentals in terms of closed sales, a strong sales funnel and new service adoption remain solid.

Accelerated Ramp in AT&T U-verse TV Services. AT&T further accelerated its ramp in U-verse TV growth with a net gain of 232,000 subscribers in the third quarter, up from 170,000 added in the second quarter of this year. At the end of the quarter, subscribers to the company’s next-generation, IP-based TV service totaled 781,000, on a trajectory to exceed its target of more than 1 million U-verse TV subscribers by year-end 2008. U-verse network deployment now passes 14 million living units. Rollout of Total Home DVR service is under way and expected to be completed by the end of the year. Attach rates for broadband service continue to be high, at more than 85 percent.

16.2 Percent Growth in Wireline IP Data Revenues. Driven by expansion in AT&T
U-verse services and growth in business products such as VPNs, managed Internet services and hosting, AT&T posted its fourth consecutive quarter of strong mid-teens growth in total wireline IP data revenues. Consumer IP data revenues, which include broadband and U-verse services, grew 19.0 percent, and business IP data revenues were up 14.7 percent. IP data now accounts for 44.0 percent of AT&T’s total wireline data revenues.

Broadband Connection Growth. At the end of the third quarter, AT&T’s wireline broadband subscribers totaled 14.8 million, up 148,000 in the quarter and 1.1 million over the past year. Customers increasingly use both wireline and wireless connections for broadband connectivity, as reflected in AT&T’s strong growth in wireless LaptopConnect cards and integrated devices. In recognition of this trend, AT&T now also provides data on total broadband connections, which combines wireline and wireless subscribers. Total broadband-capable connections in service increased 2.9 million in the third quarter to reach 20.7 million. (Wireless broadband connections include data users with 3G LaptopConnect cards and broadband-speed integrated devices with a QWERTY or touch-screen keyboard.)

Growth in Regional Consumer ARPU. Reflecting growth in wireline broadband and U-verse services, AT&T’s revenues per consumer household served increased 4.3 percent versus the year-earlier third quarter. Regional consumer revenue connections (retail voice, high speed Internet and video) totaled 47.5 million at the end of the quarter versus 49.6 million at the end of the third quarter of 2007 and 48.4 million at the end of the second quarter of 2008. Total consumer broadband and TV connections over the past year increased by 1.9 million. Total regional consumer revenues were $5.5 billion, down 3.8 percent. This reflects operational trends and a change in AT&T’s relationship with Yahoo!® Inc., which provides portal services to AT&T’s nearly 15 million wireline broadband subscribers. Under the new arrangement, announced in the second quarter of 2008, AT&T no longer pays monthly portal fees and receives a reduced level of shared advertising revenues from Yahoo!

Wireline Expenses. AT&T’s reported third-quarter wireline operating expenses totaled $14.8 billion, down 1.1 percent from results in the year-earlier quarter, and on an adjusted basis, wireline operating expenses were $14.4 billion versus $14.4 billion in the third quarter of 2007. In addition to operational trends and progress on cost initiatives, third-quarter wireline cost trends also include expenses of approximately $90 million related to hurricanes.

Additional Background on Adjusted and Pro Forma Results
AT&T’s adjusted earnings for the third quarter of 2008 exclude noncash, pretax amortization costs related to acquisitions totaling $1.1 billion or $0.12 per diluted share. Adjusted results for the third quarter of 2007 excluded: (1) pretax cash merger-related integration costs totaling $322 million or $0.04 per diluted share; (2) noncash, pretax merger-related costs totaling $1.4 billion or $0.16 per diluted share; and (3) a merger-related directory accounting impact of $132 million or $0.01 per diluted share.

Advertising & Publishing results for 2007 were affected by accounting adjustments following AT&T’s late 2006 acquisition of BellSouth. In accordance with purchase accounting rules, deferred revenues and expenses for all BellSouth directories delivered prior to the close of the merger were eliminated from 2007 consolidated results. This elimination of amortizations reduced third-quarter 2007 consolidated revenues by $196 million and consolidated operating expenses by $64 million.

AT&T manages its print directory business using amortized results. As a result, 2007 amortized results are shown in the Advertising & Publishing segment on AT&T’s Statement of Segment Income. In 2008, both consolidated and segment results reflect amortization accounting.

About AT&T
AT&T Inc. (NYSE:T) is a premier communications holding company. Its subsidiaries and affiliates, AT&T operating companies, are the providers of AT&T services in the United States and around the world. Among their offerings are the world’s most advanced IP-based business communications services and the nation’s leading wireless, high speed Internet access and voice services. In domestic markets, AT&T is known for the directory publishing and advertising sales leadership of its Yellow Pages and YELLOWPAGES.COM organizations, and the AT&T brand is licensed to innovators in such fields as communications equipment. As part of its three-screen integration strategy, AT&T is expanding its TV entertainment offerings. In 2008, AT&T again ranked No. 1 on Fortune magazine’s World’s Most Admired Telecommunications Company list and No. 1 on America’s Most Admired Telecommunications Company list. Additional information about AT&T Inc. and the products and services provided by AT&T subsidiaries and affiliates is available at http://www.att.com.

© 2008 AT&T Intellectual Property. All rights reserved. AT&T, the AT&T logo and all other marks contained herein are trademarks of AT&T Intellectual Property and/or AT&T affiliated companies.

Note: This AT&T news release and other announcements are available as part of an RSS feed at www.att.com/rss. For more information, please review this announcement in the AT&T newsroom at http://www.att.com/newsroom.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company’s Web site at www.att.com/investor.relations. Accompanying financial statements follow.

NOTE: OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from Segment Operating Income (loss), as calculated in accordance with generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.

NOTE: Adjusted consolidated operating income margins and wireless service OIBDA margins less the impacts of the iPhone 3G initiative and hurricane-related expenses are intended to provide useful information for investors. Management views the dilution from the iPhone 3G initiative and hurricane-related costs as having a short term impact on the business.

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